NORTHWEST		Suite 704, 595 Howe Street, Box 35 Vancouver, BC, Canada V6C 2T5 Telephone: (604) 687-5792 Fax: (604) 687-6650
LAW GROUP
Stephen F.X. O’Neill* Alan H. Finlayson Charles C. Hethey* Maryna M. O’Neill*	Michael F. Provenzano Christian I. Cu* Brian S.R. O’Neill* Angie Ko*

File# 2500241-567

August 28, 2025

BioHarvest Sciences Inc.

1140-625 Howe Street

Vancouver, BC V6C 2T6

Attention:  Ilan Sobel, Chief Executive Officer

Dear Sirs/Mesdames:

Re:	BIOHARVEST SCIENCES INC.
- Registration Statement on Form F-3
- Legal Opinion

We have acted as counsel to BioHarvest Sciences Inc., a corporation formed under the laws of the Province of British Columbia, Canada (the “Company”) in connection with the filing of a registration statement on Form F-3, including the prospectus constituting a part thereof (the “Registration Statement”), with the United States Securities and Exchange Commission (the “Commission”) relating to the Company’s offering of up to an aggregate of US$100,000,000 of any combination of: (i) common shares in the capital of the Company (“Common Shares”); (ii) warrants to purchase Common Shares (“Warrants”); (iii) units consisting of Common Shares and Warrants (“Units”); and (iv) the Common Shares that may be issued upon the exercise of the Warrants (“Warrant Shares”) or in connection with the Units, as applicable. The Common Shares, Warrants and Units are referred to herein collectively as the “Securities”. We understand that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

In rendering the opinion set forth below, we have reviewed (i) the Registration Statement and Prospectus, including the exhibits thereto; (ii) copies of the Company’s Articles; (iii) the Company’s Notice of Articles; (iv) certain records of the Company’s corporate proceedings; and (v) such statutes, records and other documents as we have deemed relevant. We have also relied, without investigation, on an officers’ certificate provided by the Company’s Chief Executive Officer and Chief Financial Officer.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

i.We have assumed:

a.the information in all documents reviewed by us is true and correct;

b.the genuineness of all signatures on documents examined by us;

c.the legal capacity of the officers and directors of the Company;

d.the authenticity of all documents submitted to us as originals;

Northwest Law Group is an association of independent lawyers, law corporations and a limited liability partnership of law corporations.
*Practicing through O’Neill Law LLP. O’Neill Law LLP has lawyers licensed to practice in the Province of British Columbia and Arizona, Nevada, New York and Washington States

NORTHWEST LAW GROUP

August 28, 2025

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e.the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies;

f.that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect;

g.no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities

h.the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents;

i.the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Company is party (any such agreement, the “Agreement”);

j.the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

k.all necessary corporate action has been taken by the Company to duly authorize the execution and delivery by the Company of the Agreement and the performance of its obligations under the terms and conditions thereof;

l.all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

m.all necessary corporate action has been taken by the Company to duly authorize the terms of the offering of the Securities and related matters;

n.the Agreement has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; constitutes a legal, valid and binding obligation of all parties thereto; is enforceable in accordance with its terms against all parties thereto;

o.the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Securities, as applicable;

p.the terms of the offering of the Securities and related matters have been duly authorized by the Company;

q.the execution and delivery of the Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

r.the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Company’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

NORTHWEST LAW GROUP

August 28, 2025

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s.the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

ii.We have assumed that each of the statements made and certified in the Officers’ Certificate provided to us was true and correct when made, has at no time since being made and certified become untrue or incorrect and remains true and correct on the date hereof; and

Where our opinions expressed herein refer to any of the Securities having been issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid for such shares. No opinion is expressed as to the adequacy of any consideration received. We have no responsibility or obligation to (i) update this opinion; (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express; or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

We are licensed in the Province of British Columbia, the States of Nevada, Arizona, Washington and New York. The opinions expressed below are restricted to the laws of the Province of British Columbia, the laws of Canada applicable therein, the laws of the States of Nevada, Arizona, Washington, New York, the laws of the United States applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

Based upon the foregoing and subject to the above qualifications, we are of the opinion that: (i) on the date hereof, the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company; (ii) Warrants and Units will be validly issued by, and will be binding obligations of the Company; and (iii) upon full payment therefor and the issue thereof in accordance with the terms of the applicable warrant, the Warrant Shares, which have been validly authorized and allotted for issuance, will be validly issued as fully paid and non-assessable common shares in the capital of the Company and will, when sold and paid for as contemplated by the Registration Statement, continue to be validly issued, fully paid and non-assessable; and upon payment for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered and in accordance with such Agreement.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, Prospectus, Registration Statement or Securities. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Yours truly,

/s/ O’Neill Law LLP

O’Neill Law LLP